SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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EuroPacific Growth Fund
The Growth Fund of America, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

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[Letter to registered shareholders]

[logo - American Funds®]

Meeting of Shareholders Adjourned
PLEASE VOTE NOW
Fellow Shareholder:

The meeting of shareholders for The Growth Fund of America and EuroPacific Growth Fund scheduled for November 24, 2009 has been adjourned with respect to Proposal 2 until December 23, 2009 to allow shareholders more time to submit their votes on that proposal.  We previously mailed you proxy materials relating to all proposals to be voted on at the meeting.  This letter was sent because you held shares of one or both of these funds on the record date and we have not received your vote.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS
AND ELIMINATES PHONE CALLS

For the reasons set forth in the proxy materials previously mailed to you, each fund’s Board of Directors/Trustees believes Proposals 1–7, as applicable, are in the shareholders’ best interest and unanimously recommends that you vote in favor.  The Boards have recommended a vote against Proposal 8.  Because other funds have concluded their business at the shareholder meeting on November 24, 2009, only your votes for Proposal 2 for The Growth Fund of America and EuroPacific Growth Fund will be tabulated for the meeting on December 23, 2009.  Please complete your votes on all proposals for all funds to ensure your vote will be counted.

Please vote using one of the following four options:

1.	CALL TOLL-FREE 1-888-456-7536

Call toll free 1-888-456-7536 to vote with a live proxy services representative.  Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET).  The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Refer to your proxy cards for the control number and security code.  Please enter the website www.proxy-direct.com/afs and follow the instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

The toll free number is 1-800-337-3503.  Please have your proxy card in hand to access your control number and security code.  Please call the number and follow the instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) and return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.